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                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made effective as of the 15th day of April, 1997, by and between INTELLIPHONE, INC., a Minnesota corporation (the "Company"), and MELVIN GRAF, a resident of Minnesota ("Employee").

                                    RECITALS:

     WHEREAS, Employee is currently employed by the Company;

     WHEREAS, Employee desires to continue his employment with the Company, and the Company desires to continue employing Employee, on the terms and conditions set forth below;

     WHEREAS, Employee and the Company acknowledge that it is in their best interests to establish formal severance arrangements for the benefit of Employee, in partial consideration for which Employee has agreed to observe certain nondisclosure and non-competition restrictions with respect to the Company, as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recital and the mutual promises and agreements contained in this Agreement, the parties agree as follows:

     1. EMPLOYMENT. The Company hereby employs Employee as Executive Vice President, and Employee hereby accepts such employment with the Company on the terms and conditions set forth in this Agreement. Employee hereby acknowledges and agrees that the Company has no obligation to retain Employee in such position during the term of this Agreement, and that it may place Employee in another position and/or reassign him different duties as the Board of Directors may determine in its sole discretion.

     2. TERM AND RENEWAL. Employee's employment by the Company shall commence under the terms hereof as of April 15, 1997, and shall continue for a period of two (2) years, unless such employment is terminated earlier as provided herein. The term of this Agreement shall renew automatically for successive one (1) year terms unless a party gives notice to the other not less than thirty (30) days prior to the end of a term that this Agreement is not to be renewed, or unless this Agreement is otherwise terminated as provided herein.

     3. DUTIES. Employee agrees to perform faithfully and to the best of his abilities such duties as are reasonably assigned to him from time to time by the Company's Board of Directors. Employee agrees to devote his entire business time, and to apply his best efforts, energy and skills, to properly discharge the duties of such employment, to promote the Company's interests, and to participate in the active management of the Company while employed hereunder. Employee shall report directly to the Company's Board of Directors or to such other officer of the Company as the Board of Directors may determine in its sole discretion.



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     4.   COMPENSATION.

     (a) Employee's compensation for the services performed under this Agreement and for Employee's covenants and agreements hereinafter set forth shall be a salary of Five Thousand Eight Hundred Thirty Dollars ($5,830.00) per month.

     (b) As additional compensation, Employee shall be entitled to the fringe benefits described in Paragraph 5 below and may, in the sole discretion of the Company's Board of Directors, receive such additional compensation, salary, bonus or other benefits as the Company's Board of Directors shall determine.

     5. FRINGE BENEFITS. Employee shall have the right to participate in the fringe benefit plans generally provided by the Company to its officers, subject, however, to Employee's qualification for participation in such benefit plans pursuant to the terms and conditions under which such benefit plans are offered.

     6. VACATION. Employee shall be entitled during each calendar year in which this Agreement remains in effect such paid vacation time as the Company's Board of Directors shall determine in its sole discretion. Employee may carry over into the next calendar year not more than one (1) week of vacation. Any vacation time in excess of that which may be carried forward which is not used during any such calendar year may not be carried forward to any succeeding calendar year and shall be forfeited. No vacation may be taken in advance. Employee shall not be entitled to receive any payment in cash for vacation time remaining unused at the end of any year or upon termination of this Agreement.

     7. NONCOMPETITION. The parties also acknowledge and agree that the Company's customer contacts and relations are established and maintained at great expense and that Employee, by virtue of his employment under this Agreement, will have unique and extensive exposure to, and personal contact with, the Company's customers and that Employee will be able to establish a unique relationship with those individuals that will enable him, both during and after employment, to unfairly compete with the Company. In consideration of the continued employment by the Company of Employee, and in consideration of the compensation and newly established severance arrangement provided to Employee by the Company under this Agreement, Employee agrees that he shall not at any time during the term of this Agreement, nor for a period of one (1) year after Employee ceases to be employed by the Company do the following:

     (a) directly or indirectly, become a stockholder, partner, member or other owner in any business or entity that is a business competitor of the Company, provided, however, that Employee shall not be prohibited from, and the foregoing restriction shall not apply to, Employee's ownership of less than a ten percent (10%) interest in any company whose shares of stock are traded in a recognized stock exchange or traded in the over-the-counter market; and/or


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     (b) in any manner induce, attempt to induce or assist others to induce any customer, client, employee or other person or entity having a business or employment relationship with the Company to terminate such relationship, or do anything to interfere with the relationship of the Company with such person or entity.

     (c) communicate with any party with whom the Company has a Site Contract in place until six (6) months following the expiration of any such Contract. Employee expressly agrees that in the event of a breach of the subparagraph (c), in addition to any other remedies provided hereunder or by law, the Company will be entitled to recover from Employee as liquidated damages, an amount equal to Five Thousand Dollars ($5,000) for each phone located on any site where a communication has been made in violation of this subparagraph (c).

     8. CONFIDENTIAL INFORMATION. The parties agree that the Company's customers, business connections, agreements, customer lists, procedures, operations, business software and computer programs and printouts, techniques, financial information and other aspects of the business are established at great expense and protected as confidential information and provide the Company with a substantial competitive advantage in conducting its business. The parties further agree that by virtue of Employee's employment with the Company, Employee will have access to, and be entrusted with, secret, confidential and proprietary information, and that the Company would suffer great loss and injury if Employee would disclose this information or use it to compete with the Company. Therefore, in consideration of the compensation and other benefits to be provided to Employee under this Agreement, including the severance arrangement established herein, Employee agrees that during the term of his employment, and for a period of one (1) year after the termination of Employee's employment with the Company, Employee shall not, directly or indirectly, either individually or as an employee, agent, partner, shareholder, consultant or in any other capacity, use or disclose, or cause to be used or disclosed, any secret, confidential or proprietary information acquired by Employee during his employment with the Company, whether owned by the Company prior to or discovered and developed by the Company subsequent to Employee's employment, even though Employee may have participated in the discovery or development of such information.

     9. RELIEF FOR VIOLATIONS. Employee covenants and agrees that if he shall violate any of the covenants and agreements under Paragraph 7 and/or Paragraph 8 or both, the Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or benefits which Employee directly or indirectly has realized and/or may realize as the result of, arising out of, or in connection with, any such violation. Employee acknowledges that an irreparable injury may result to the Company and its business in the event of a breach of Employee's covenants contained in Paragraph 7 and/or Paragraph 8 of this Agreement. Employee also acknowledges and agrees that the damages or injuries which the Company may sustain as a result of Employee's breach of Paragraphs 7 and/or Paragraph 8 of this Agreement are difficult to ascertain and money damages alone may not be an adequate remedy to the Company. Employee, therefore, agrees that if a controversy arises concerning the rights or obligations of a party under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance and the Company shall also be entitled to any injunctive relief


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necessary to prevent or restrain any violation by Employee or any persons directly or indirectly acting for or with Employee of the provisions of Paragraphs 7 and/or Paragraph 8 of this Agreement. Such remedies, however, shall be cumulative and non-exclusive and shall be in addition to any other remedy to which the parties may be entitled.

     10. REASONABLE RESTRICTIONS. Employee agrees that the terms and conditions of Paragraphs 7, 8 and 9 of this Agreement are reasonable and necessary for the protection of the Company's business, trade secrets and confidential information and to prevent damage or loss to the Company as the result of action taken by Employee. Employee acknowledges that the consideration provided for herein is sufficient to fully and adequately compensate Employee for agreeing to the restrictions set forth in Paragraphs 7, 8 and 9 of this Agreement. Employee acknowledges that he could continue to actively pursue his career and earn sufficient compensation in business without breaching any of the restrictions contained in this Agreement.

     11.  TERMINATION; SEVERANCE ARRANGEMENT.

     (a) Except as otherwise set forth herein, if either party desires to terminate Employee's employment with the Company, such party shall give written notice of termination to the other party not less than thirty (30) days prior to the effective date of termination.

     (b) In the event of any termination of Employee's employment with the Company except that "for cause" (as defined in Section 11(c) below), Employee shall be entitled to continue receiving the full compensation and benefits set forth in Section 4 above for a period of six (6) months following such termination. If such termination is occasioned by Employee's death or "disability," the continued compensation to which Employee is entitled shall be paid to Employee's estate or personal representative, as the case may be. For purposes of this Agreement, "disability" shall mean that Employee is unable to perform substantially all of his duties for a period of one (1) year or for a total of twelve (12) months in any two (2) year period. If there is any dispute as to whether the termination of Employee's employment was due to Employee's physical or mental illness or incapacity, such question shall be submitted to a licensed physician for the purpose of making such determination. An examination of Employee shall be made within thirty (30) days after written notice by the Company or Employee to the other by a licensed physician agreeable to Employee and the Company. Employee shall submit to such examination and provide such information that such physician may request and the determination of such physician as to the question of Employee's physical or mental condition shall be binding and conclusive on all parties concerned for purposes of this Agreement.

     (c) The Company shall have the right to terminate the employment of Employee immediately "for cause" without notice upon the happening of any of the following events:

          (i) The breach by Employee of any provisions of Paragraph 7 or Paragraph 8 of this Agreement;


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          (ii)  The commission by Employee of any act of gross misconduct or malfeasance with respect to the Company or its business; or

         (iii) The conviction of Employee of a felony or misdemeanor which, in the reasonable judgment of the Company's Board of Directors, is likely to have a material adverse effect upon the business or reputation of Employee or the Company or which substantially impairs Employee's ability to perform his duties for the Company.

     (d) Upon notice of termination of employment or at any time thereafter as directed by the Company, Employee shall return to the Company any and all property of the Company in Employee's possession or control. The agreements of Employee pursuant to Paragraphs 7, 8, 9 and 10 shall survive the termination of employment under this Agreement.

     12. REIMBURSEMENT OF BUSINESS EXPENSES. The Company shall reimburse Employee for the amount of expenses reasonably and necessarily incurred by Employee in connection with the Company's business; provided, however, that no single expenditure in excess of $100 shall be made without the Company's prior approval. Employee shall submit an itemized accounting for all expenses for which reimbursement is sought at such time and in such detail as the Company shall reasonably require. The Company shall not be obligated to pay or reimburse expenses for which adequate documentation is not furnished in the manner directed by the Company.

     13. WAIVER. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

     14. SEVERABILITY. In the event any provision of this Agreement is held to be invalid or unenforceable for any reason whatsoever, such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable. FURTHERMORE, THE PARTIES SPECIFICALLY ACKNOWLEDGE THE ABOVE COVENANT NOT TO COMPETE AND COVENANT NOT TO DISCLOSE CONFIDENTIAL INFORMATION ARE SEPARATE AND INDEPENDENT AGREEMENTS.

     15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

     16. BENEFIT. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against the Company, its successors and assigns, and Employee, his heirs, beneficiaries and legal representatives. Employee's rights and obligations under this Agreement may not be delegated or assigned except as specifically set forth herein.


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     17.  NOTICES.  Any notice to be given hereunder shall be deemed sufficient if addressed in writing, and delivered by registered or certified mail or delivered personally, in the case of the Company to its principal business office, and in the case of Employee, to his address appearing on the Company's records, or to such other address as he may designate in writing to the Company.

     18. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement and understanding between the parties hereto in reference to all of the matters herein agreed upon, and no representations, promises, agreements or understandings, whether written or oral, not herein contained shall be of any force or effect. This Agreement may only be amended by an agreement in writing signed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

EMPLOYEE                                COMPANY:

                                        INTELLIPHONE, INC.,
/s/ Melvin Graf                         Minnesota corporation
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Melvin Graf
                                        By:  /s/ Jeff Paletz
                                             ----------------------------------
                                             Name:  Jeff Paletz
                                                    ---------------------------

                                             Title:  President
                                                     --------------------------




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